EXHIBIT 99.1

Contact:	Richard T. Haston	For Immediate Release
662-324-4258

CADENCE FINANCIAL CORPORATION

TO BEGIN TRADING ON

NASDAQ MARKET

STARKVILLE, Miss. (December 15, 2006) — Cadence Financial Corporation (AMEX: NBY) today announced that it has been approved for listing on the NASDAQ Global Select Market under the symbol “CADE.” Trading on the NASDAQ is expected to commence on December 28, 2006. The Company’s common stock will continue to trade on AMEX until the market close on December 27, 2006 under the symbol “NBY”.

“We are pleased to announce Cadence’s listing on the NASDAQ Global Select Market,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “The move to NASDAQ and change in our trading symbol to “CADE” completes our consolidation under the Cadence brand. We believe the NASDAQ listing will also improve the visibility of our stock, enhance trading liquidity in our shares, and provide Cadence with greater exposure to institutional investors.”

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.8 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

###